Exhibit 99.1

Contact:

Paul Adams

Exelon Communications

410-470-4167

Ravi Ganti

Exelon Investor Relations

312-394-2345

Steven P. Eschbach, CFA

Integrys Energy Group, Inc. Investor Relations

312-228-5408

Media Hotline: 800-977-2250

FOR IMMEDIATE RELEASE

EXELON’S CONSTELLATION BUSINESS ACQUIRING INTEGRYS ENERGY

SERVICES TO GROW COMPETITIVE RETAIL ENERGY SUPPLY BUSINESS

Purchase expands Constellation’s presence in 22 states and the District of Columbia

CHICAGO (July 30, 2014) — Exelon Corporation (NYSE: EXC) and Integrys Energy Group, Inc. (NYSE: TEG) today announced they have entered into a definitive agreement for Exelon to purchase Integrys Energy Services Inc., a competitive retail electricity and natural gas subsidiary serving approximately 1.2 million commercial, industrial, public sector and residential customers across 22 Midwest, mid-Atlantic and Northeastern states and the District of Columbia. Integrys Energy Services will become part of Exelon’s Constellation business unit, strengthening Constellation’s retail power and gas business, serving approximately 2.5 million residential and business customers across the continental United States.

Exelon will pay $60 million for the Integrys retail operations, plus adjusted net working capital at the time of closing. Integrys Energy Services had adjusted working capital of about $183 million as of May 31, 2014. The transaction does not include Integrys’ energy assets – primarily solar – which will remain a part of Integrys Energy Group, Inc.

“Integrys Energy Services’ geographic footprint is a perfect strategic fit for Constellation and will create opportunities to reach more customers and grow the business, particularly in regions where Exelon also owns significant generation assets,” said Chris Crane, Exelon president and CEO. “Constellation and Integrys share strong track records of delivering value to customers, and we see opportunities to build on that tradition as a combined company.”

Charles A. Schrock, Integrys Energy Group chairman and CEO, said, “As part of our assessment of Integrys’ portfolio of businesses earlier this year, we determined it was appropriate to divest our retail energy marketing businesses. With an established presence in the northeastern United States, we are confident these retail electric and natural gas marketing businesses will continue to do well as part of a larger organization, such as Constellation.”

Integrys said that it was in the late stages of a competitive process to divest its electric and natural gas retail marketing businesses as part of a June 23, 2014, news release announcing a definitive agreement between Wisconsin Energy Corp. and Integrys, where Wisconsin Energy would acquire Integrys Energy Group in a stock and cash transaction valued at $9.1 billion.

Mark Huston, president of Constellation Retail, said the transaction will give Integrys Energy Services customers access to a growing company and a broader array of energy products and services.

“This combination adds scale to our power and natural gas portfolio, creating a stronger, more diverse business that will continue to deliver what our customers want: a trusted partner that offers a full spectrum of energy products and services at competitive prices,” Huston said.

Established in 1994, Integrys Energy Services, Inc. provides competitive supply solutions, structured products and strategies that allow retail residential, commercial and industrial customers throughout the northeast quadrant of the United States to manage their energy needs. At December 31, 2013, Integrys Energy Services, with approximately 280 employees, had $2 billion in annual sales.

Integrys Energy Services will operate under the Constellation brand after the transaction closes. Residential and commercial customers of Integrys will experience no disruption to service as a result of the transaction and all existing customer contracts will be honored, Huston said. This includes Integrys’ municipal electricity aggregation contract with the City of Chicago. The contract is currently scheduled to expire in May 2015.

Baltimore-based Constellation is a leading competitive retail supplier of electricity, natural gas and energy products and services for homes and businesses across the continental

U.S. Its family of retail businesses serves more than 100,000 business and public-sector customers, including more than two-thirds of the Fortune 100, and approximately 1 million residential customers.

The transaction is conditioned on approval by the Federal Energy Regulatory Commission and is subject to the notification and reporting requirements under the Hart-Scott-Rodino Act. The companies expect to close in fourth quarter 2014 or first quarter 2015.

Lazard is acting as sole financial advisor to Integrys Energy Group, and Bracewell & Giuliani LLP is providing legal counsel. Cadwalader, Wickersham & Taft LLP served as legal advisors to Exelon.

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Exelon Corporation is the nation’s leading competitive energy provider, with 2013 revenues of approximately $24.9 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

Integrys Energy Group is a diversified energy holding company with regulated natural gas and electric utility operations (serving customers in Illinois, Michigan, Minnesota, and Wisconsin), an approximate 34% equity ownership interest in American Transmission Company (a federally regulated electric transmission company), and nonregulated energy operations. More information about Integrys Energy Group, Inc. is available online at www.integrysgroup.com.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of Integrys and Exelon. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “hope,” “aim,” “continue,” “will,” “may,” “would,” “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; regulatory actions by federal, state or local authorities; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by Integrys and Exelon in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Neither Integrys nor Exelon assumes any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties at Integrys or Exelon can be found in each company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.